4


                       SERVICES AGREEMENT


THIS AGREEMENT, made this 16th day of March, 2001 by and between:

     EXOTICS.COM.  INC. of  Suite 411- 1200 West  Pender  Street,
     Vancouver, B.C. V6E 2S9 a corporation incorporated pursuant to the laws of the State of Nevada

                    (herein called "EXTS")

                       OF THE FIRST PART

AND

     ST.  GEORGE  CAPITAL  CORP., of Suite  411-  1200  West
     Pender Street, Vancouver, B.C. V6E 2S9
     a corporation incorporated pursuant to the laws of the Province of British Columbia

                    (herein called "STGCC")

                       OF THE SECOND PART


WHEREAS EXTS desires offices, telephone and support services to conduct its day-to-day business and operations and STGCC is able to provide these services to EXTS as set out herein.


NOW THEREFORE the parties hereto agree as follows:

1.0        TERM

1.1 This Agreement, unless otherwise terminated under the terms and conditions of this Agreement, shall be for a period of two (2) years from the date of execution of this Agreement and the same shall be automatically renewed for additional periods of one (1) year each, unless terminated pursuant to paragraph 4 herein.

2.0  CONTRACT SERVICE FEES

2.1 STGCC will invoice EXTS at the end of each calendar month for that month's services. The invoice will be for a sum of $12,500 per month, for the period March 16, 2001-November 15, 2001 and $15,000 per month, thereafter, payable in U.S. Dollars plus all and any taxes if applicable, including G.S.T.



2.2  The  invoices will be due and payable by EXTS upon  receipt.
     STGCC may charge EXTS interest at bank prime rate +3% for any and all outstanding invoices or payments.

3.0  SERVICES TO BE PROVIDED BY STGCC

3.1 STGCC hereby undertakes to provide consulting services and all secretarial, phone answering, copying services to EXTS. In addition STGCC will provide EXTS with offices fully equipped with a computer, telephone, long distance telephone, Internet, fax, dealing with the Transfer Agent. These services will be provided during normal office hours of STGCC. In addition STGCC will assist management of EXTS with assistance in decision making as and when requested.

4.0       TERMINATION

4.1 This Agreement shall terminate upon the expiration of the Term and renewed terms set out above subject to earlier termination as set out in paragraph 4.2 below.

4.2 At any time, either party may terminate this Agreement by sixty- (60) days written notice to the other.

5.0  ARBITRATION

5.1  Any   dispute, difference or question which may arise at any
     time hereinafter among the Parties touching on the true construction of this Agreement and the respective rights and obligations of the parties hereto to the other shall be referred to and settled by binding arbitration under the laws of the Province of British Columbia. No arbitration shall be commenced until the aggrieved party shall send to the other party a written notice describing the problem and stating a proposed solution ("Settlement Notice"). For Twenty-One (21) days after the sending of the Settlement Notice, the parties shall try to settle the dispute in good faith. During this Twenty One- (21) day settlement period, each party shall send to the other an additional written notice with further proposal for resolving the dispute and responding in detail to the last proposal of the other party. The contents of the Settlement Notice and of all discussions and writings during the Twenty One (21) day settlement period shall be without prejudice and shall be privileged as settlement discussion and may not be used in any legal proceedings or arbitration. The place of arbitration shall Vancouver, British Columbia. One impartial arbitrator shall be appointed under the appropriate British Columbian laws. Judgement on the Arbitral award may be entered in any court in British Columbia or in any court having jurisdiction.








            The parties hereby waive all defences as to personal jurisdiction, venue and sovereign immunity from attachment, exception and jurisdiction in any proceeding to confirm or enforce the award. The laws of the Province of British Columbia shall govern all issues during the arbitration. The decision of the Arbitrator shall be final and binding on the parties herein.


6.0 GENERAL

6.1 This Agreement contains the entire agreement of the parties hereto and replaces any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements or understandings, oral or written, between the parties hereto or with any third parties, relating to the subject matter contained in this Agreement, which are not fully expressed herein, and this Agreement, or any part thereof, can only be modified by a written instrument executed by all of the parties hereto.

6.2 Any provision of this Agreement which is declared unlawful or unenforceable by a Court of competent jurisdiction shall not affect any other provision herein.

6.3 A waiver or breach of any provision of this Agreement shall not constitute a waiver or breach of any other provision and the balance of the Agreement shall remain in full force and effect.

6.4  This Agreement shall be binding and enure to the benefit  of
     the   heirs,   personal  representatives,   successors   and
     permitted assigns of the parties hereto.

6.5  This  Agreement  shall be governed by and be interpreted  in
     accordance  with  the  laws  of  the  Province  of   British
     Columbia.

6.6 This Agreement shall not be assigned or otherwise amended, changed or modified or any provision thereof waived or discharged except by the written consent of the parties hereto.















The parties hereto have executed this Agreement as of the day and year first written above.


Exotics.com. Inc.


 Per:_______________________________



St. George Capital Corp.


 Per:_______________________________